Electronic Articles of Incorporation
For

P16000052993
FILED
June 17, 2016
Sec. Of State
tburch

EARTH SCIENCE PHARMACEUTICAL, INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

EARTH SCIENCE PHARMACEUTICAL, INC

Article II

The principal place of business address:

C1702 COSTA DEL SOL
BOCA RATON, FL. 33432

The mailing address of the corporation is:

C1702 COSTA DEL SOL
BOCA RATON, FL. 33432

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1000

Article V

The name and Florida street address of the registered agent is:

STEVEN WARM
5700 SW 34TH STREET
425
GAINSEVILLE, FL. 32608

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: STEVEN WARM

P16000052993
FILED
June 17, 2016
Sec. Of State
tburch

Article VI

The name and address of the incorporator is:

EARTH SCIENCE TECH, INC.
C1702 COSTA DEL SOL

BOCA RATON, FL. 33432

Electronic Signature of Incorporator: MATTHEW J. COHEN

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: CFO,
MATTHEW J COHEN
C1702 COSTA DEL SOL
BOCA RATON, FL. 33432 UN

Title: CEO
MICHEL AUBE
C1702 COSTA DEL SOL
BOCA RATON, FL. 33432 UN

Article VIII

The effective date for this corporation shall be:

06/17/2016